THIS DEMAND PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS UNLESS MAKER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.


                             DEMAND PROMISSORY NOTE
                             ----------------------

$55,000                                                              May 2, 2003

         FOR VALUE RECEIVED, the undersigned, LaserLock Technologies, Inc., a Nevada corporation having offices at 837 Lindy Lane, Bala Cynwyd, Pennsylvania 19004 ("Maker"), promises to pay to LaRoch Limited., a corporation formed under the laws of Bahamas ("Payee", Payee and any subsequent holder(s) hereof are individually and collectively referred to as the "Holder"), or order, the sum of Fifty-five Thousand and no/100 Dollars ($55,000) or so much thereof as may from time to time hereafter be outstanding hereunder, whichever is less, together with interest thereon, all as hereinafter provided.

         1. Interest and Principal Payments.

         a. This Note is payable on the earlier of: (i) demand by Holder provided such demand may only be made upon or after the closing of any debt or equity financing entered into by Maker after the date hereof involving the sale and issuance by Maker of shares of capital stock of Maker ("Stock") or the issuance by Maker of debt convertible into Stock or issued together with warrants, options or rights to acquire Stock resulting in cash proceeds to Maker of $55,000 (on an aggregate basis including any such prior financings entered into by Maker after the date hereof) (collectively, the "Financing") (as used herein, "Financing" shall not include the issuance of Stock to directors, officers, employees or advisors of Maker pursuant to an equity compensation plan of Maker); or (ii) July 2, 2003 (collectively, the "Maturity Date').

         b. This Note evidences and the principal amount of this Note represents in part all fees and expenses of Lender, including a loan origination fee, legal fees and other expenses in an aggregate amount of $5,000.

         c. Interest on this Note shall accrue at a rate of ten percent (10%) per annum, computed on the basis of a year of 360 days. The first 60 days of accrued interest on this Note is deemed fully paid by the Maker and such amount is included in and evidenced by the principal amount of this Note. If the Maturity Date of this Note is extended by 30 days, then the interest for that 30 day extended period shall accrue at ten percent (10%) per annum and be due and payable on such extended Maturity Date.

         d. Upon an Event of Default, the unpaid principal amount of this Note shall bear simple interest per annum at an increased rate from ten percent (10%) to twelve percent (12%) per annum, computed on the basis of a year of three hundred sixty (360) days.

         e. All payments of principal and interest shall be made in lawful money of the United States of America and shall be made to Holder at Holder's address set forth in Section 6 or at such other place as Holder may designate to Maker in writing.

         2. Prepayments and Extensions. This Promissory Note may be prepaid in whole or in part at anytime. Maker may with extend the Maturity Date (including if such Maturity Date results from a demand by Holder) for an additional 30 days for a payment to Lender of $2,500.


         3. Covenants.

         3.1 Affirmative Covenants: Maker covenants and agrees that, while the Note is outstanding, it shall:

                  a. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any property belonging to it before the same shall be in default; provided however, that the Maker shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles.

                  b. Preserve its corporate existence and continue to engage in business of the same type as conducted as of the date hereof; and

                  c. Comply in the ordinary course of the Maker's business with all applicable statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (each a "Requirement") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers; except where the failure to comply would not have a material adverse effect on the Maker; provided that nothing contained herein shall prevent Maker from contesting the validity or the application of a Requirement.

         3.2 Negative Covenants. The Maker covenants and agrees that while this Note is outstanding, it will not directly or indirectly:

                  a. Make or forgive any loans to "Insiders" (as defined by those persons required to file reports under
                           Section 16(a) of the Securities Exchange Act of 1934, as amended) or guarantee or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of the Insiders, contingently or otherwise, other than such guaranties existing as of the date hereof and advancement of expenses in the ordinary course of business;

                  b. Declare or pay any cash dividends or make any interest payments in cash to the holders of any of its outstanding equity or debt securities, except in the ordinary course of business according to the terms of the instrument;

                  c. Sell, transfer or dispose of any of its assets other than in the ordinary course of its business and for fair value; or

                  d. Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding.

         4. Events of Default. The occurrence or existence of any one of the following events or conditions shall constitute an "Event of Default":

         a. Maker shall fail to pay the principal of, or interest on, this Note when the same becomes due and payable in accordance with the terms hereof and such amount remains unpaid for ten (10) days after the date of written notice thereof from Holder;

         b. Maker fails to observe or perform any other covenant or agreement on the part of Maker contained in this Note which failure continues for a period of thirty (30) days after the date of written notice thereof from Holder; or

         c. Maker makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Maker, or

         d. Maker commences any proceedings relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Maker and Maker indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Maker bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for ninety (90) days; provided, however, that the Maker shall have sixty (60) days to obtain the dismissal or discharge of any involuntary proceeding filed against it.

         5. Remedies.

         a. If an Event of Default occurs and is continuing, Holder may, by notice in writing to Maker, declare the entire unpaid principal of the Note to be due and payable immediately, together with unpaid interest thereon, and Holder may thereupon proceed to protect and enforce its rights either by suit in equity or by action at law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Holder.

         b. In the event this Note is placed in the hands of an attorney for collection or for enforcement, or in the event that Holder incurs any costs incident to the collection of any indebtedness evidenced hereby, Maker agrees to pay all reasonable attorneys' fees and expenses, all court and other costs and the reasonable costs of any other collection efforts. Forbearance to exercise the remedies set forth herein with respect to any failure or breach of Maker shall not constitute a waiver by Holder of any of such remedies.

         6. Security. Pursuant to the Security Agreement of even date herewith between the Maker and Holder of this Note, this Note is secured by the proceeds of a certain Regulation S Stock Purchase Agreement which shall be entered into by and between the Maker and Californian Securities S.A., a Panamanian corporation.

         7. Certain Representations. Maker represents that (i) the execution of this Promissory Note was authorized by vote of its Board of Directors at meeting properly convened pursuant to Maker's bylaws or by unanimous written consent, properly obtained and (ii) that the person executing the Promissory Note was duly authorized to so act on behalf of Maker.

         8. Notices; Miscellaneous.

         a. All notices, requests, consents and other communications required or permitted under this Note shall be in writing and shall be deemed to have been delivered ten (10) days after the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered:

         i.       If to Payee, to:

                  LaRoch Limited
                  Malzard House
                  15 Union Street
                  St Helier, Jersey
                  JE4 8TY
                  Channel Islands

                  Copy to:
                  Philip T. Powers
                  60 W. Randolph
                  Suite 200
                  Chicago, IL  60601

         ii.      If to Maker, to:

                  Laser Lock Technologies, Inc.,
                  837 Lindy Lane
                  Bala Cynwyd, Pennsylvania 19004

                  Att: Norman Gardner

         iii. If to any Holder other than Payee, to such address as may have been designated by notice given Maker by such Holder.

Maker, Payee or any other Holder may designate a different address by notice given in accordance with the foregoing.

         b. Maker and all sureties, endorsers and guarantors of this Note, jointly and severally, waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, all other notices (other than notices required by Sections 3.a. or 3.b.), filing of suit and diligence in collecting this Note or enforcing any security given therefore, and agree to any substitution, exchange, or release of any security, with or without consideration, now or hereafter given for this Note or the release of any party primarily or secondarily liable hereon; and such substitution, exchange or release shall not in any way affect the obligations of any such Maker, surety, endorser or guarantor. Maker and all sureties, endorsers or guarantors of this Note further agree that it will not be necessary for Holder, in order to enforce payment of this Note, first to institute or exhaust its remedies against Maker or any other party liable therefore or to enforce its rights against any security for this Note.

         c. From time to time, without affecting the obligations of Maker, successors or assigns to pay the outstanding principal balance of this Note and observe the covenants of Maker contained herein and in the documents and instruments related hereto, without giving notice to or obtaining the consent of Maker, successors or assigns, and without liability on the part of Holder, Holder may, at the option of Holder, extend the time for payment of such outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of such outstanding principal balance, accept a renewal of this Note, modify the terms of payment of such outstanding principal balance in any manner more favorable to Maker or join in any extension or subordination agreement, and agree in writing with Maker to modify the rate of interest or period of amortization of this Note or change the amount of the payments hereunder. No one or more of such actions shall constitute a novation or otherwise affect or impair the indebtedness evidenced hereby.


This Note and the rights and obligations of the undersigned shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (without regard to principles of conflicts of laws) and applicable federal law.



                                         LaserLock Technologies, Inc.


                                         By:  Norman Gardner
                                            ------------------------------------
                                              Norman Gardner, President



ATTEST:



----------------------------------
         Secretary